Exhibit 99.1

HL Acquisitions Corp provides update on Business Combination with Fusion Fuel Green Ltd.

New York, NY, September 14, 2020-HL Acquisitions Corp. (“HL”, NASDAQ: HCCH, HCCHU, HCCHR, HCCHW) announced today that it has mailed a proxy statement for a shareholder meeting to be held on October 2nd, 2020 at which time shareholders will be asked to approve an extension of the time it has to complete an initial business combination from October 2nd, 2020 to January 2nd, 2021.

Commenting on the extension proposal, Jeffrey Schwarz, HL’s CEO said, “While we are disappointed that we will be unable to close our business combination with Fusion Fuel prior to October 2nd, we are pleased with the progress that has been made on the deal front. We recently received comments from the Securities and Exchange Commission on the proxy/registration statement that was filed on August 12th, and intend to refile the proxy/registration statement responding to such comments as quickly as possible. We hope to be able to schedule a shareholder vote for the transaction and close by the end of October.”

Mr. Schwarz continued, “the Portuguese Renewable Gases Legislation, which establishes the legal framework for the regulation, distribution, and consumption of hydrogen in Portugal, was approved and published on August 28th. We believe this law represents a crucial milestone in Portugal’s decarbonization strategy, and will pave the way for the development of a robust green hydrogen industry. We, alongside our future partners at Fusion Fuel Green, look forward to playing a leading role in that process, both within Portugal and in markets around the world."

No Offer or Solicitation

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward looking statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside HL’s or Fusion Fuel’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statement, including, among other things, the number of HL shareholders voting against the business combination proposals and/or seeking conversion, the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended and Restated Business Combination Agreement, the ability to maintain the listing of Fusion Fuel Green Ltd.’s securities on Nasdaq or another national securities exchange following the business combination, changes adversely affecting the businesses in which Fusion Fuel Green Ltd. is engaged, management of growth, general economic conditions, including changes in the credit, debit, securities, financial or capital markets, the impact of COVID-19 or other adverse public health developments on Fusion Fuel Green Ltd.’s business and operations, and the other risks and uncertainties set forth in the Registration Statement on Form F-4 filed by Fusion Fuel Green Ltd. with the Securities and Exchange Commission (“SEC”) on August 12, 2020. You are cautioned not to place undue reliance on these forward-looking statement, which speak only as of the date of this press release.

Additional Information and Where to Find It

HL and Fusion Fuel Green Ltd. each filed a preliminary proxy statement/prospectus with the SEC on August 12, 2020, and will file a definitive proxy statement/prospectus and other relevant documents with the SEC. The definitive proxy statement/prospectus will be mailed to HL shareholders as of a record date to be established for voting on the proposed business combination. INVESTORS AND SECURITY HOLDERS OF HL ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about HL and Fusion Fuel Green Ltd. once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Contact:
Jeffrey E. Schwarz
Chief Executive Officer
HL Acquisitions Corp.
(212) 486-8100